Exhibit 5.1

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone (212) 907-6457

www.gracinmarlow.com

November 21, 2018

The Board of Directors

Heat Biologics, Inc.

801 Capitola Drive

Durham, North Carolina 27713

Ladies and Gentlemen:

We have acted as counsel to Heat Biologics, Inc., a Delaware corporation (the “Company”), in connection with the issuance of (i) 9,200,000 shares (including up to 1,200,000 shares subject to the underwriter’s over-allotment option, which option has been exercised in full by AGP) (the “Shares”) of common stock of the Company, par value $0.0002 per share (the “Common Stock”), (ii) warrants to purchase up to 4,600,000 shares of Common Stock (including up to 600,000 shares subject to the underwriter’s over-allotment option, which option has been exercised in full by AGP) (the “Warrants”), and (iii) the 4,600,000 shares of Common Stock issuable from time to time upon exercise of the Warrants (the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares are included in a Registration Statement on Form S-3 (File No. 333-221201) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on November 13, 2017, a base prospectus, dated November 13, 2017, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary prospectus supplement, dated November 20, 2018, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the “Preliminary Prospectus”) and a prospectus supplement, dated November 21, 2018, filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Shares, the Warrants and the Warrant Shares are being sold pursuant to an underwriting agreement, dated November 21, 2018, between the Company and A.G.P./Alliance Global Partners, as representative of the several underwriters listed on Schedule 1 thereto (the “Underwriting Agreement”).  The Registration Statement also relates to the common stock purchase rights (the “Rights”) issuable in accordance with the rights agreement, dated as of March 11, 2018, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”), which Rights are presently attached to the Common Stock.

As counsel to the Company, we have examined the Registration Statement, the Preliminary Prospectus and the Prospectus, and the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, the Warrants and the Warrant Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Heat Biologics, Inc.

November 21, 2018

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and Underwriting Agreement, will be legally issued, fully paid and non-assessable; (ii) the Warrants have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, their terms and the Underwriting Agreement, will be valid and binding obligations of the Company; (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable; and (iv) each of the Rights attached to the Shares and as may be attached to the Warrant Shares, when issued in accordance with and in the manner described in the Registration Statement and the Rights Agreement, will constitute a valid and binding obligation of the Company.

We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution), the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Preliminary Prospectus and the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K relating to the issuance and sale of the Shares, the Warrants and the Warrant Shares pursuant to the Underwriting Agreement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gracin & Marlow, LLP